UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2017

EDGEWELL PERSONAL CARE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Missouri	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Offices)

314-594-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
On March 29, 2017, the Board of Directors (the “Board”) of Edgewell Personal Care Company (the “Company”) announced the appointment of Colin Hutchison as Chief Operating Officer of the Company, effective as of April 4, 2017.
Mr. Hutchison, age 59, joined the Company in 2004. He has served as the Company’s Vice President Commercial, International since July 1, 2015. From January 2011 to July 1, 2015, Mr. Hutchison served as Vice President and General Manager of the Company’s Private Brands Group. Prior to that, he served as Vice President for Schick-Wilkinson Sword and Personal Care in Europe from 2004 to 2010. Prior to joining the Company, Mr. Hutchison held various positions at consumer goods businesses based in Europe including United Biscuits and the Campbell’s Soup Company.
Effective upon his appointment as Chief Operating Officer, Mr. Hutchison’s base annual salary will be $555,000. Mr. Hutchison will participate in a cash bonus program for the period from the effective date of his appointment to the conclusion of the Company’s 2017 fiscal year with a bonus target of 75% of his pro rata base salary for such period. The bonus plan payout is based on the achievement by the Company during its fiscal 2017 year of certain previously announced performance targets as described in the Company’s Current Report on Form 8-K filed on November 9, 2016 under “FY 2017 Executive Bonus Plan,” which description is incorporated by reference herein. Payout under the bonus program will range from 35% of bonus target if threshold performance is achieved, to 100% at target performance and a maximum of 200% at stretch performance. Payment is subject to discretionary reduction by the Nominating and Executive Compensation Committee of the Company’s Board of Directors (the “Committee”). Any performance bonus for Mr. Hutchison under this plan will be paid by the Company in November 2017, subject to the terms of the bonus plan, and subject to (a) the determination by the Committee that performance objectives were met; and (b) Mr. Hutchison remaining employed by the Company on such date.

Mr. Hutchison will also be eligible for reimbursement of certain relocation and other expenses not to exceed in the aggregate $199,060.
Mr. Hutchison will be eligible to receive grants from time to time of long-term incentive awards under the Company’s Second Amended and Restated 2009 Incentive Stock Plan, subject to approval by the Committee. Mr. Hutchison will also be eligible to participate in all other compensation and benefit programs generally available to the Company’s executive officers, including the Company’s Executive Severance Plan (with a multiple of 1.5 of base salary and severance bonus and 1.5 times the monthly group health plan premium cost multiplied by 18), supplemental retirement plans, a financial planning program and term life insurance premiums. The Company also expects to enter into a change of control agreement with Mr. Hutchison on terms substantially similar to those of its other executive officers.
More information about each of these programs is provided in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 14, 2016, under the heading “Executive Compensation” and is incorporated herein by reference.
Mr. Hutchison has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no family relationships involving Mr. Hutchison required to be disclosed pursuant to Item 401(d) of Regulation S-K.
Departure of Chief Marketing Officer
On March 29, 2017, the Board approved the departure of Wilbur A. Robertson from his role as the Company’s Chief Marketing Officer effective July 31, 2017.

Item 7.01. Regulation FD Disclosure.
The Company issued a press release on April 4, 2017 announcing Mr. Hutchison’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 4, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/    Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: April 4, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 4, 2017.